UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024

FB Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-277630	99-1859402
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

353 Carondelet Street, New Orleans, Louisiana	70130
(Address of Principal Executive Offices)	(Zip Code)

(504) 569-8640

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 12, 2024, FB Bancorp, Inc. (the “Company”) and Fidelity Bank (the “Bank”) entered into an Agency Agreement with Performance Trust Capital Partners, LLC (“Performance Trust”), pursuant to which Performance Trust will assist the Company, on a best efforts basis, in marketing the Company’s common stock during the Company’s stock offering conducted in connection with the Bank’s proposed conversion from a mutual savings bank to a stock savings bank.

For its services as financial advisor and marketing agent, Performance Trust will receive a management fee of $30,000 and will receive a success fee of 0.95% of the aggregate purchase price of the shares of common stock sold in the subscription offering and 1.50% of the aggregate purchase price of the shares of common stock sold in the community offering, if any, in each case, excluding shares purchased (i) by the Company’s directors, officers, employees or members of their immediate families and their personal trusts, (ii) by the Company’s employee benefit plans or trusts established for the benefit of our directors, officers and employees and (iii) by any “accredited institutional investor” as defined in the regulations promulgated under the Securities Act of 1933. Performance Trust will receive a success fee of 5.00% of the aggregate purchase price of shares of common stock solicited by Performance Trust and sold to accredited institutional investors in the community offering. The $30,000 management fee will be credited against the success fee. Performance Trust will be reimbursed for its legal fees and expenses up to a maximum of $150,000 and for its other expenses up to a maximum of $60,000, which may be increased to up to a maximum of $75,000 for other expenses in the event of a resolicitation of subscribers for a maximum of other expenses and legal fees and expenses of $225,000.

If the Company conducts a syndicated community offering, the Company will pay a fee equal to 5.0% of the aggregate dollar amount of the shares of common stock of the Company sold in any syndicated community offering by Performance Trust or by any other participating broker-dealer.

For its services as conversion agent and data processing records management agent, Performance Trust will receive a fee of $40,000, $20,000 of which has been earned in full and has already been paid. This fee can be increased by $10,000 in the event of any material change in applicable regulations or the plan of conversion, or a material delay requiring duplicate or replacement processing due to changes in record dates. Performance Trust will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $30,000.

The shares of Company common stock are being offered for sale pursuant to a Registration Statement on Form S-1, as amended (Registration No. 333-277630), filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated August 12, 2024.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Agency Agreement dated August 12, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB BANCORP, INC.

Date: August 12, 2024	By:	/s/ Christopher Ferris
Christopher Ferris
President and Chief Executive Officer